UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 27, 2011
Forest City Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio	44113

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1
EX-99.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Exchange of 5.00% Convertible Senior Notes due 2016 for Shares of Class A Common Stock
On January 27, 2011, Forest City Enterprises, Inc. (the “Company”), announced that it has entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) under which it will exchange $110,000,000 in aggregate principal of the Company’s outstanding 5.00% Convertible Senior Notes due 2016 (the “Convertible Senior Notes”). Under the Exchange Agreements, holders of the Convertible Senior Notes will receive approximately 9,774,033 shares of the Company’s Class A common stock, par value $0.33-1/3 per share (the “Class A Common Stock”). Any accrued but unpaid interest on the Convertible Senior Notes will be paid in cash. The Company will issue the Class A Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02. Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

10.1	Form of Exchange Agreement

99.1	Press release dated January 27, 2011 announcing the Company’s exchange of its 5.00% Convertible Senior Notes due 2016 for Class A common stock, par value $0.33-1/3 per share

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.
Date: January 27, 2011	By:	/s/ ROBERT G. O’BRIEN
	Name:	Robert G. O’Brien
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

10.1	Form of Exchange Agreement

99.1	Press release dated January 27, 2011 announcing the Company’s exchange of its 5.00% Convertible Senior Notes due 2016 for Class A common stock, par value $0.33-1/3 per share